UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Qwest Communications International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15577	84-1339282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Qwest Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-03040	84-0273800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices of each Registrant)	(Zip Code of each Registrant)

(318) 388-9000

(Telephone number, including area code, of each Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 25, 2012, Qwest Corporation (“QC”), an indirect wholly-owned subsidiary of both CenturyLink, Inc. (“CenturyLink”) and CenturyLink’s wholly-owned subsidiary, Qwest Communications International Inc., publicly sold $400,000,000 aggregate principal amount of its 7.00% Notes due 2052 (the “Notes”).

The public offering price of the Notes was 100% of the principal amount. After deducting underwriting discounts and QC’s estimated transaction expenses, QC expects to receive net proceeds from the sale of approximately $387 million. QC intends to use the net proceeds from this offering, together with available cash or additional borrowings from CenturyLink or its affiliates, to redeem on July 20, 2012 all $484 million aggregate principal amount of QC’s outstanding 7.50% Notes due 2023, at a redemption price of approximately 100.34% of the principal amount thereof plus accrued and unpaid interest to the redemption date, and to pay all related fees and expenses.

QC sold the Notes pursuant to an underwriting agreement dated June 14, 2012 among QC and the underwriters listed therein (the “Underwriting Agreement”), and a related price determination agreement dated June 14, 2012 among the same parties (the “Price Determination Agreement”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-179888-01), filed by CenturyLink and QC with the Securities and Exchange Commission on March 2, 2012, as supplemented by a prospectus supplement dated June 14, 2012 (together, the “Registration Statement”).

QC issued the Notes pursuant to an indenture dated as of October 15, 1999 between QC and Bank of New York Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A. and J.P. Morgan Trust Company, National Association), as heretofore amended and supplemented, including by the Eleventh Supplemental Indenture between QC and U.S. Bank National Association, as trustee, dated June 25, 2012 (the “Supplemental Indenture”). The Notes are expected to be listed for trading on the New York Stock Exchange on or about June 26, 2012. QC will pay interest on the Notes quarterly in arrears on January 1, April 1, July 1, and October 1 of each year, beginning October 1, 2012. QC may redeem the Notes, in whole or in part, at any time on and after July 1, 2017 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date. The Notes are QC’s senior unsecured obligations and will rank senior to any of its future subordinated debt and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt.

The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, the Price Determination Agreement, the form of the Supplemental Indenture and the form of the Notes, copies of which are filed as exhibits hereto and incorporated herein by reference. Each of these exhibits (as well as the opinion of counsel also filed as an exhibit hereto), is incorporated by reference into the Registration Statement.

Forward Looking Statements

This report includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink and QC. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to changes in the terms or availability of CenturyLink’s credit facility; changes in QC’s cash requirements or financial position; and unanticipated delays in listing the Notes for trading. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Neither CenturyLink nor QC undertakes any obligation to update any of its forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc., Qwest Communications International Inc. and Qwest Corporation have duly caused this current report to be signed on their behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff Executive Vice President, General Counsel and Secretary

Qwest Communications International Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff Executive Vice President, General Counsel and Assistant Secretary

Qwest Corporation

By:	/s/ Stacey W. Goff
Stacey W. Goff Executive Vice President and General Counsel

Dated: June 25, 2012

Exhibit Index

Exhibit No.	Description

1.1*	Underwriting Agreement, dated June 14, 2012, by and between Qwest Corporation and the underwriters named therein.

1.2*	Price Determination Agreement, dated June 14, 2012, by and between Qwest Corporation and the underwriters named therein.

4.1

Form of Eleventh Supplemental Indenture, dated June 25, 2012, by and between Qwest Corporation and U.S. Bank National Association (incorporated by reference to Qwest Corporation’s Form 8-A filed June 22, 2012,

File No. 001-03040).

4.2	Form of Qwest Corporation 7.00% Notes due 2052 (included in Exhibit 4.1).

5.1*	Opinion of Arthur Saltarelli, Associate General Counsel of CenturyLink, Inc.

23.1	Consent of Arthur Saltarelli (included in Exhibit 5.1).

*	Filed herewith.

5